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                                                            EXHIBIT 10.4.7



                     IRREVOCABLE PROXY AND VOTING AGREEMENT



        I, Ronald L. Jensen, a shareholder of Pacific Gateway Exchange, Inc., a Delaware corporation (the "Corporation"), hereby appoint Howard A. Neckowitz to be my proxy agent and to vote all of my shares in the Corporation (the "Shares") with respect to all matters submitted to the stockholders at all meetings of the stockholders, or any adjournments thereof, and in all consents to any actions taken without a meeting. This appointment shall continue from June 10, 1996 until January 1, 1998 and during said period, Howard A. Neckowitz shall have all of the power that I would possess with respect to the voting of my shares and granting my consent. I hereby ratify and confirm all acts that my Irrevocable Proxy and Voting Agreement (the "Proxy") shall do or cause to be done by virtue of and within the limitations set forth in this Proxy.



        If, during the term of this Proxy, Howard A. Neckowitz becomes unable to perform his duties as an officer of Pacific Gateway Exchange, Inc. due to his voluntary resignation, termination for cause, long-term disability, physical or mental incapacity, or death, then this Proxy shall be null and void. Except as set forth in this paragraph, this Proxy shall be irrevocable.



        I agree that any transfer of the Shares by me prior to January 1, 1998 other than pursuant to a registered underwritten offering under the Securities Act of 1933, as amended, (the "Act") or pursuant in Rule 144 under the Act shall be subject to this Proxy. It shall be a condition of such transfer that the transferee appoint Howard A. Neckowitz as such stockholder's proxy on terms identical to this Proxy for the term ending upon termination of this Proxy.



        I agree that the Shares shall bear the following legend until this Proxy terminates as set forth above:



                The shares represented by this certificate are subject to a Irrevocable Proxy and Voting Agreement dated as of June 10, 1996, a copy of which is on file with the Secretary of the Corporation. Any purchaser of such shares prior to January 1, 1998, other than pursuant to a registered underwritten offering under the Securities Act of 1933, as amended, (the "Act") or pursuant to Rule 144 under the Act shall be bound by such agreement.



        IN WITNESS THEREOF, I have executed this Proxy effective as of the 10th day of June 1996.



                                           /s/ RONALD L. JENSEN
                                          --------------------------
                                           Ronald L. Jensen